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As filed with the Securities and Exchange Commission on April 22, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WALTER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3429953 (I.R.S. Employer Identification Number)
4211 W. Boy Scout Boulevard Tampa, Florida (Address of principal executive offices)	33607-5724 (Zip Code)

Walter Industries, Inc. Amended and Restated Employee Stock Purchase Plan
(Full title of the Plan)

Victor Patrick, Esq.
Walter Industries, Inc.
4211 W. Boy Scout Boulevard
Tampa, Florida 33607
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (813) 871-4811

Copies to:
Peter J. Gordon, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	1,500,000	$12.87	$19,305,000.00	$2,446.00

(a)
Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee is based on a price of $12.87 per share, which is the average of the high and low prices of the common stock on the New York Stock Exchange on April 21, 2004 (within five business days before the filing of this Registration Statement).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        The contents of the earlier registration statement, number 333-49154, are hereby incorporated by reference.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on April 22, 2004.

WALTER INDUSTRIES, INC.
By:	/s/ WILLIAM F. OHRT Name: William F. Ohrt Title: Executive Vice President and Principal Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DON DEFOSSET Don DeFosset	Chairman, President and Chief Executive Officer	April 22, 2004
/s/ WILLIAM F. OHRT William F. Ohrt	Executive Vice President and Principal Financial Officer	April 22, 2004
/s/ CHARLES E. CAUTHEN Charles E. Cauthen	Senior Vice President, Controller and Principal Accounting Officer	April 22, 2004
* Donald N. Boyce	Director	April 22, 2004
* Howard L. Clark, Jr.	Director	April 22, 2004
* Perry Golkin	Director	April 22, 2004
* Jerry W. Kolb	Director	April 22, 2004

* Scott C. Nuttall	Director	April 22, 2004
* Bernard G. Rethore	Director	April 22, 2004
* Neil A. Springer	Director	April 22, 2004
* Michael T. Tokarz	Director	April 22, 2004
*By:	/s/ CHARLES E. CAUTHEN Charles E. Cauthen Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, state of Florida, on April 22, 2004.

WALTER INDUSTRIES, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
By:	/s/ VICTOR P. PATRICK Name: Victor P. Patrick Title: Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
4.2	The description of the Company's Common Stock contained in the Prospectus as part of Post-Effective Amendment No. 8 on Form S-3 (File No. 33-59013), filed on January 29, 1998.
5	Opinion of Simpson Thacher & Bartlett LLP
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Simpson Thacher & Bartlett LLP (included in their opinion filed as Exhibit 5 hereto)
24	Power of Attorney

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS